Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

ActivIdentity Corporation
Fremont, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-103247, 333-117317, and 333-143681) of ActivIdentity Corporation of our report dated March 1, 2010, relating to the consolidated financial statements of CoreStreet, Ltd. as of and for the year ended December 31, 2008, which appear in this Form 8-K/A.

/s/ Levine, Katz, Nannis + Solomon, PC
Levine, Katz, Nannis + Solomon, PC

Needham, MA March 1, 2010